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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      March 3, 1994
                                                 ------------------------------


                            Acme Metals Incorporated
- - -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                0-14727                  36-3802419
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 (State or other jurisdiction      (Commission               (IRS Employer
 of incorporation)                 File Number)             Identification No.)



         13500 South Perry Avenue, Riverdale, Illinois        60627-1182
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           (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code   (708) 849-2500
                                                   ----------------------------

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          (Former name or former address, if changed since last report)

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Item 5.   Other Events.

          On March 3, 1994, Acme Metals Incorporated (the "Company") agreed to sell an issue of securities at a price of $21.00 per security on a private placement basis exclusively in Canada. Within 160 days of the closing of this transaction (expected on March 10, 1994), the securities will be exchangeable on a one for one basis, subject to certain conditions, for 5,000,000 common shares of the Company (5,600,000 common shares if an over-allotment option for the securities is exercised). Conditions for the exchange of the special warrants for common stock include confirmation of the availability of debt financing sufficient for the construction of a continuous thin slab caster/hot strip mill and approval of such construction by Acme's Board of Directors.

     The securities and the underlying common shares have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States or to a U.S. person, as defined in Regulation S under the Securities Act, absent registration or an applicable exemption from registration requirements.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ACME METALS INCORPORATED
                                   --------------------------------------------
                                   (Registrant)



Date:  March 4, 1994               By:   /s/ Edward P. Weber, Jr.
                                      -----------------------------------------
                                       Edward P. Weber, Jr.
                                       Vice President, General Counsel and
                                       Secretary